SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule
     14a-12


                    MICRON ELECTRONICS, INC.
-----------------------------------------------------------------------
        (Name of Registrant as Specified In Its Charter)




-----------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1) Title of each class of securities to which transaction applies:
       2) Aggregate number of securities to which transaction applies:
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
       (Set forth the amount on which the filing fee is calculated and state how it was determined):
       4)   Proposed maximum aggregate value of transaction:
       5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid:
       2)   Form, Schedule or Registration Statement No.:
       3)   Filing Party:
       4)   Date Filed:

                   [Micron Electronics, Inc. Logo]
                      900 East Karcher Road
                       Nampa, Idaho  83687

                    -------------------------



          Notice of 1998 Annual Meeting of Shareholders
                    Monday, November 23, 1998

                    --------------------------

To The Shareholders:

  Notice Is Hereby Given that the 1998 Annual Meeting of Shareholders of Micron Electronics, Inc., a Minnesota corporation (the "Company"), will be held on Monday, November 23, 1998, at 9:00 a.m. Mountain Time, at the Nampa Civic Center, 311 3rd Street South, Nampa, Idaho, 83651, for the following purposes:

    1. To elect directors to serve for the ensuing year and until their successors are duly elected and qualified.

    2. To ratify the appointment of PricewaterhouseCoopers
  L.L.P. as independent accountants of the Company for the fiscal year ending September 2, 1999.

    3. To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only shareholders of record at the close of business on October
2, 1998 are entitled to notice of and to vote at the meeting.

  YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU
OWN.

  All shareholders are cordially invited to attend the meeting in person. Shareholders will be required to furnish proof of ownership of the Company's Common Stock before being admitted to the meeting. Shareholders holding shares in the name of a broker, bank or other nominee are requested to bring a statement from the broker, bank or nominee confirming their ownership of the Company's Common Stock.

  To ensure your representation at the meeting in the event you cannot attend, you are urged to vote, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope provided. We are also pleased to announce that, as an alternative to using the paper Proxy to vote, stockholders holding shares registered in their name may vote by telephone if they choose. Beneficial owners of shares held in "street name" through a brokerage firm may also vote electronically via the internet or by telephone. Please see "Telephone and Internet Voting Alternatives" in the Proxy Statement for additional details. Shareholders attending the meeting may vote in person even if they have returned a Proxy.

                                Sincerely,


                                JoAnne S. Pfeifer
                                Vice President, Administration,
                                Corporate Secretary

Nampa, Idaho
October 30, 1998

                 [Micron Electronics, Inc. Logo]
                      900 East Karcher Road
                       Nampa, Idaho  83687

                    --------------------------


                         PROXY STATEMENT
               1998 ANNUAL MEETING OF SHAREHOLDERS
                    Monday, November 23, 1998

                   --------------------------

         INFORMATION CONCERNING SOLICITATION AND VOTING

General

  The enclosed Proxy is solicited on behalf of the Board of Directors of Micron Electronics, Inc., a Minnesota corporation (the "Company"), for use at the 1998 Annual Meeting of Shareholders to be held on Monday, November 23, 1998, at 9:00 a.m. Mountain Time, or at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"). The purposes of the Annual Meeting are set forth herein and in the accompanying Notice of 1998 Annual Meeting of Shareholders. The Annual Meeting will be held at the Nampa Civic Center, 311 3rd Street South, Nampa, Idaho, 83651. This Proxy Statement and the enclosed Proxy were first provided on or about October 30, 1998 to all shareholders entitled to vote at the Annual Meeting. An annual report to shareholders for the fiscal year ended September 3, 1998 is also provided with this Proxy Statement.

  The Company's principal executive offices are located at 900
East Karcher Road, Nampa, Idaho, 83687 and its telephone number is (208) 898-3434.

Revocability of Proxies

  By executing and returning the Proxy (either by returning the paper Proxy or by submitting your proxy by telephone or electronically via the internet) you are authorizing Joel J. Kocher and JoAnne S. Pfeifer to represent you and vote your shares at the Annual Meeting according to your instructions. In the event any nominee is unable or unwilling to serve as a nominee, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board of Directors to fill such vacancy, or for the balance of those nominees named without nomination of a substitute. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.

  Any Proxy given pursuant to this solicitation may be revoked by the person giving it any time before it is voted by delivering to the Company a written notice of revocation or a duly executed Proxy bearing a later date or by attending the Annual Meeting and voting in person. Please note, however, that if a shareholder's shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the Annual Meeting, the shareholder must bring to the Annual Meeting a statement from the broker, bank or other nominee confirming that shareholder's beneficial ownership of shares.

Solicitation

  The cost of soliciting Proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by the Company's directors, officers and employees personally or by telephone, facsimile, telegram or by electronic means without additional compensation.

             VOTING SECURITIES AND PRINCIPAL HOLDERS

Record Date

  Only shareholders of record at the close of business on October
2, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting.

Outstanding Shares

  The Company has only one class of stock outstanding, the Company's common stock, $.01 par value per share (the "Common
Stock").  As of the Record Date, 95,885,574 shares of Common
Stock were issued and outstanding.

Voting Rights

  Each shareholder will be entitled to one vote for each share of Common Stock held as of the Record Date for all matters, including the election of directors. Shareholders do not have the right to cumulate their votes in the election of directors.

  A majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding as of the Record Date is required for a quorum for the transaction of business at the Annual Meeting. Shares that are voted "FOR", "AGAINST", "WITHHELD" or "ABSTAIN" are treated as being present at the Annual Meeting for the purpose of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter. Abstentions will have the same effect of voting against a proposal. Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for the purpose of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

Security Ownership of Certain Beneficial Owners and Management

  The following table sets forth ownership information with respect to the Common Stock of the Company and the common stock, $.10 par value per share, of Micron Technology, Inc., a Delaware corporation and the parent of the Company (the "Micron Technology, Inc. Common Stock"), as of the Record Date, with respect to (i) persons known by the Company to beneficially own more than five percent (5%) of the Company's Common Stock, (ii) each director of the Company, (iii) each Named Executive Officer of the Company listed in the "SUMMARY COMPENSATION TABLE" on page 8, and (iv) all directors and executive officers of the Company as a group:

                                Micron Electronics, Inc.  Micron Technology, Inc.
                                    Common Stock              Common Stock
                                ------------------------  -----------------------
                                Amount and                Amount and
                                Nature of                 Nature of
                                Beneficial   Percent of   Beneficial   Percent of
Name of Beneficial Owner        Ownership (1)  Class      Ownership (1)     Class
--------------------------------------------------------  -----------------------
Micron Technology, Inc.
  8000 South Federal Way
  Boise, Idaho  83707           60,882,863       63.5%            N/A        N/A
Joel J. Kocher                           -          -               -          *
T. Erik Oaas                       559,357(2)       *          24,972(3)       *
Dean A. Klein                       79,759(2)(4)    *               -          *
Michael S. Adkins                   21,200(2)(9)    *          59,893(3)(9)    *
Judith A. Bitterli                  20,000(2)       *               -          *
Steven R. Appleton                       -(5)       -         511,239(3)       *
Jerry M. Hess                            -          -          38,000(3)(6)    *
Robert A. Lothrop                        -          -          58,573(3)(7)    *
John R. Simplot                          -          -      13,027,499(3)(8)  5.4%
Joseph M. Daltoso (10)             974,234(2)       *          47,958(3)       *
All directors and executive
  officers as a group
  (20 persons)(1)(2)(3)(4)
  (5)(6)(7)(8)(9)                1,913,018        2.0%     13,777,077        5.7%

*  Less than 1%
--------------------------------
  (1) Unless otherwise indicated below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

  (2) Includes options to purchase shares of the Company's Common Stock exercisable within 60 days of October 2, 1998 in the following amounts: Mr. Oaas, 19,000; Mr. Klein, 71,000; Mr. Adkins, 21,200; Ms. Bitterli, 20,000; Mr. Daltoso, 19,000; and all directors and executive officers as a group (20 persons), 200,400.

  (3) Includes options to purchase shares of Micron Technology, Inc. Common Stock exercisable within 60 days of October 2, 1998 in the following amounts: Mr. Oaas, 24,972; Mr. Adkins, 59,893; Mr. Appleton, 367,555; Mr. Hess, 16,000; Mr. Lothrop, 16,000; Mr.
      Simplot, 16,000; Mr. Daltoso, 40,000; and all directors and executive officers as a group (20 persons), 548,751.

  (4) Includes options to purchase 15,000 shares of the Common Stock awarded under the Zeos International, Ltd. 1991 Stock Option Plan, which was terminated at the Effective Time of the Merger. See "Certain Relationships and Related Transactions".

  (5) Mr. Appleton, a director of the Company, serves as Chairman of the Board, President and Chief Executive Officer of Micron Technology, Inc. In addition to the shares indicated in the above table, Mr. Appleton may be deemed the beneficial owner of 60,882,863 shares of the Company's Common Stock held by Micron Technology, Inc. Mr. Appleton disclaims beneficial ownership of all of the shares of the Company's Common Stock held by Micron Technology, Inc.

  (6)  Includes 2,000 shares of Micron Technology, Inc. Common
      Stock held by J.M. Hess Construction Co., Inc.

  (7)  Does not include 424 shares of Micron Technology, Inc.
      Common Stock held by Mr. Lothrop's spouse.  Includes
      39,585 shares of Micron Technology, Inc. Common Stock held in joint tenancy with Mr. Lothrop's spouse.

  (8)  Includes 7,895,122 shares of Micron Technology, Inc.'s
      Common Stock held by a trust of which Mr. John R. Simplot is the trustee; 5,046,477 shares held by limited partnerships of which Mr. Simplot is the general partner; 22,400 shares held in joint tenancy with Mr. John R. Simplot's spouse; and 47,500 shares held by a charitable foundation of which Mr. Simplot is a director. Does not include 15,200 shares held by Mrs. Simplot. Also does not include 16,899,000 shares beneficially owned by J.R. Simplot Company.

  (9) Does not include 264 shares of Company Common Stock held by the spouse of Mr. Adkins; and 186 shares of Company Common Stock held by Mr. Adkins' spouse for benefit of his minor children. Also does not include 400 shares of Micron Technology, Inc. Common Stock held by Mr. Adkins' spouse for benefit of his minor children; and 210 shares of Micron Technology, Inc. Common Stock held by Mr. Adkins' spouse.

  (10)  Mr. Daltoso resigned as Chairman and Chief Executive
      Officer on June 22, 1998.

                            DIRECTORS

  The directors of the Company, all of whom have been nominated for reelection at the Annual Meeting, their ages, their business experience during the past five years and their principal occupations as of the Record Date are set forth below:

  Steven R. Appleton, age 38, joined Micron Technology, Inc. ("MTI") in February 1983 and has served in various capacities with MTI and its subsidiaries, including overseeing MTI's semiconductor operations as President and Chief Executive Officer of Micron Semiconductor, Inc. (then a wholly-owned subsidiary of MTI) and as Vice President, Manufacturing of MTI. Mr. Appleton currently serves as the Chief Executive Officer, President and Chairman of the Board of Directors of MTI. At the Effective Time of the Merger (as defined under "Certain Relationships and Related Transactions" below), Mr. Appleton was named Chairman of the Board, President and Chief Executive Officer of the Company. He resigned from these positions on April 17, 1995, but continued as a director of the Company until January 1996, when he resigned from that position. Mr. Appleton was reappointed a director of the Company in February 1996.

  Joel J. Kocher, age 42, was appointed President and Chief Operating Officer, and a director of the Company in January 1998. In June 1998, Mr. Kocher was appointed Chairman of the Board of Directors, President, Chief Executive Officer and Chief Operating Officer. Mr. Kocher previously served as President of Worldwide Marketing, Sales and Service at Dell Computer Corporation from 1987 to September 1994. In October 1994, Mr. Kocher joined Artisoft, Inc. where he served as Executive Vice President and Chief Operating Officer until he was appointed President, Chief Operating Officer, and Director in October 1995, serving in such capacities until December 1996. From December 1996 to August 1997, Mr. Kocher served as President and Chief Operating Officer at Power Computing Corporation, a manufacturer of Macintosh OS compatible systems.

  Robert A. Lothrop, age 72, served as the Senior Vice President of the J.R. Simplot Company, a food processing, fertilizer and agricultural chemicals manufacturing company, from January 1986 until his retirement in January 1991. Mr. Lothrop was elected to the Board of Directors of MTI in 1986. In 1992, he was elected to the Board of Directors of Micron Semiconductor, Inc. (then a wholly-owned subsidiary of MTI) and resigned as a director of MTI. Mr. Lothrop was re-elected to the Board of Directors of MTI in 1994. At the Effective Time of the Merger, Mr. Lothrop was appointed a director of the Company.

  T. Erik Oaas, age 45, served as Vice President, Finance and Treasurer, and a director of former Micron Custom Manufacturing Services, Inc., an Idaho corporation ("former MCMS") from July 1992 until the Effective Time of the Merger, at which time he was appointed Vice President, Finance and Chief Financial Officer and a director of the Company. In January 1997, Mr. Oaas was appointed Executive Vice President, Finance of the Company and Chief Financial Officer.

  John R. Simplot, age 89, founded the J.R. Simplot Company and served as the Chairman of the Board of Directors until his retirement in April 1994. Mr. Simplot is Chairman Emeritus of the J.R. Simplot Company. Mr. Simplot has served on the Board of Directors of MTI since 1980. At the Effective Time of the Merger, Mr. Simplot was appointed a director of the Company.

  There is no family relationship between any director or executive officer of the Company.

Certain Relationships and Related Transactions

  Pursuant to an Agreement of Merger dated October 30, 1994, as amended, by and among the Company, Micron Computer, Inc., an Idaho corporation, and former MCMS, on April 7, 1995, Micron Computer, Inc. and former MCMS, then subsidiaries of MTI, were merged with and into the Company (the "Merger"). Upon the Effective Time of the Merger (the "Effective Time of the Merger"), the separate existence of Micron Computer, Inc. and former MCMS ceased, the Company remained as the surviving corporation, the name of the Company was changed from "ZEOS International, Ltd." to "Micron Electronics, Inc.," and all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of Micron Computer, Inc. and former MCMS were vested in the Company. At the Effective Time of the Merger, MTI owned approximately 79% of the outstanding Common Stock of the Company.

  As of the Record Date, MTI owned approximately 63.5% of the outstanding Common Stock of the Company. Three (3) of the five
(5) directors and nominees for director of the Company are also directors of MTI. MTI and its subsidiaries supply and purchase products and services used and produced by the Company.

  During fiscal 1998, MTI supplied a substantial portion of the full specification random access memory components used in the Company s operations. Purchases by the Company of these components from MTI, completed upon market terms and conditions, amounted to approximately $38,177,000 in fiscal 1998.

  The Company and MTI are parties to a Component Recovery Agreement, effective as of August 30, 1996 (the "Component Recovery Agreement"), under which MTI is required to deliver to the Company all of the nonstandard dynamic random access memory components produced at its semiconductor manufacturing operations. The Company's cost of such components generally is determined as one-half of the operating income generated from the Company's sales of semiconductor memory products supplied by MTI. The Component Recovery Agreement, which expires September 2, 1999, may be terminated earlier by MTI in the event that MTI's ownership of the Company falls below 30%. In fiscal 1998, the Company paid approximately $27,350,000 to MTI pursuant to the Component Recovery Agreement.

  In fiscal 1998, MTI and its subsidiaries paid approximately
$15,782,000 to the Company for contract manufacturing services and approximately $2,756,000 for purchases of PC systems. In fiscal 1998, the Company paid MTI and its subsidiaries approximately $611,000 for equipment.

  The Company relies on MTI for certain information systems, payroll, employee benefits, risk management and other administrative services. In fiscal 1998, the Company paid approximately $1,147,000 to MTI for such services.

  On January 21, 1994 T. Erik Oaas purchased 31,030 shares of former MCMS common stock pursuant to the former MCMS 1994 Stock Purchase Plan for $464,519. The purchase price represented the estimated fair market value of the former MCMS common stock on the date of purchase as determined by the former MCMS Board of Directors. Upon the Merger, the shares of former MCMS common stock owned by Mr. Oaas were converted into 635,357 shares of the Company's Common Stock. Eighty percent (80%) of the funds used by Mr. Oaas to purchase former MCMS common stock was obtained through a loan from MTI. The loan was made pursuant to a full recourse promissory note bearing interest at a rate of 7.5% per annum, which the parties believed represented a commercially reasonable interest rate at the time of the loan. The note is payable, in full, five years from the date of the note. The note is secured by the stock purchased by Mr. Oaas. The principal balance together with accrued interest due on the note on October 2, 1998 for Mr. Oaas was $446,091 and the maximum principal and accrued interest outstanding on the note during the Company s 1998 fiscal year was $443,606, on September 3, 1998.

  Gregory D. Stevenson, former President and Chief Operating Officer of the Company, entered into a Severance Agreement with the Company in January 1996, which was amended during fiscal 1998 by an Addendum to Severance Agreement (see "Employment and Severance Arrangements"). Under this Addendum, Mr. Stevenson's executive bonus awards under the Executive Bonus Plan (see "Report of the Compensation Committee of the Board of Directors Regarding Executive Compensation") with respect to his performance at any time prior to fiscal 1998 were fixed in the amounts previously approved by the Compensation Committee. Additionally, his executive bonus award for fiscal 1998 was fixed at 0.55% of consolidated after-tax net profits for the Company for such fiscal year.

  T. Erik Oaas entered into a Severance Agreement with the Company in January 1996, which was amended during fiscal 1998 by an Addendum to Severance Agreement (see "Employment and Severance Arrangements"). Under this Addendum Mr. Oaas' executive bonus awards under the Executive Bonus Plan with respect to his performance at any time prior to fiscal 1998 were fixed in the amounts previously approved by the Compensation Committee. Additionally, his executive bonus award for fiscal 1998 was fixed at 0.45% of consolidated after-tax net profits for the Company for such fiscal year.

  On February 26, 1998, the Company completed the sale of 90% of its interest in MCMS, Inc., an Idaho corporation ("current MCMS"), previously a wholly-owned subsidiary of the Company. The sale was structured as a recapitalization of current MCMS, whereby Cornerstone Equity Investors IV, L.P., other investors and certain members of current MCMS' management, including Robert
F. Subia, then a director of the Company, acquired the 90% interest in current MCMS. In connection with this transaction, Mr. Subia resigned his position as a director of the Company and entered into a Termination Agreement under which the Company paid Mr. Subia a lump sum severance amount of $1,026,223 and Mr. Subia relinquished all rights to future payments of salary and bonus and vesting of stock options under his employment and severance agreement with the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers and persons who own beneficially more than ten percent (10%) (collectively, the "Beneficial Owners") of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes of ownership with the Securities and Exchange Commission (the "SEC" ) and the National Association of Securities Dealers. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the Beneficial Owners complied with all applicable Section 16(a) filing requirements during the fiscal year ended September 3, 1998.

Board Meetings and Committees

  The Board of Directors of the Company held a total of eight (8) meetings during the Company's fiscal year ended September 3, 1998. The Board of Directors has formed an Audit Committee and a Compensation Committee. A Nominating Committee of the Board of Directors has not been formed.

  The Audit Committee, which consisted of Messrs. Hess, Lothrop and Simplot, held two (2) meetings during fiscal 1998. The Audit Committee is primarily responsible for reviewing the services performed by the Company's independent accountants and evaluating the Company's accounting principles and system of internal accounting controls.

  The Compensation Committee, which consisted of Messrs. Hess,
Lothrop and Simplot, held nine (9) meetings during fiscal 1998.
The Compensation Committee is primarily responsible for reviewing and approving compensation for the Company's officers.

  During fiscal 1998, all directors attended 75% or more of the aggregate number of meetings of the Board of Directors and of meetings of all committees of the Board on which they served.

        COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation of Executive Officers

  The following table sets forth the cash and non cash compensation for each of the last three fiscal years for services rendered to the Company, its predecessors and its subsidiaries, awarded to or earned by any individual who served as Chief Executive Officer of the Company during fiscal 1998 and for each of the other four most highly compensated executive officers of the Company who were serving as executive officers at the end of fiscal 1998 whose combined salary and bonus earned in fiscal 1998 exceeded $100,000 (the "Named Executive Officers"):

                                          SUMMARY COMPENSATION TABLE

                                                                                  Long-Term
                                                                                 Compensation
                                      Annual Compensation                          Awards
                             --------------------------------------------------  ------------
                                                                   Other           Securities
                             Fiscal                                Annual            Underlying       All Other
Name and Principal Postion   Year     Salary (1)    Bonus (2)    Compensation (5)    Options (6)    Compensation (9)
--------------------------------------------------------------------------------------------------------------------
Joel J. Kocher               1998   $220,769     $300,362                   -        650,000(7)          $55,984(11)
Chairman, President, Chief   1997          -            -                   -              -                   -
  Executive Officer and      1996          -            -                   -              -                   -
  Chief Operating Officer

T. Erik Oaas                 1998   $310,331     $468,173                   -         30,000             $21,431
Executive Vice President,    1997    213,077      266,005                   -         35,000              44,183(10)
  Finance and Chief          1996    165,385      173,837                   -         15,000              19,876
  Financial Officer

Dean A. Klein                1998   $207,692     $259,344(3)                -        125,000            $  6,815
Executive Vice President,    1997    156,538      165,927(3)                -         35,000               5,071
  Product Development and    1996    124,615       75,242(3)                -         45,000              42,828(11)
  Chief Technical Officer

Michael S. Adkins            1998   $206,405     $186,204                   -        135,000(8)          $19,988
Senior Vice President,       1997    139,846       86,237                   -         35,000              10,397
  Manufacturing              1996      3,733            -                   -          3,000

Judith A. Bitterli           1998   $186,058     $146,303(4)                -        135,365(8)          $30,144(11)
Vice President and           1997          -            -                   -              -                   -
  General Manager, Web       1996          -            -                   -              -                   -
----------------------------
Joseph M. Daltoso            1998   $321,365     $    425                   -         30,000            $708,667(12)
Former Chairman and Chief    1997    334,808      348,634                   -         35,000              28,707
   Executive Officer         1996    273,077      235,288                   -         15,000              20,119

----------------------------
(1) Includes compensation deferred by the employee under the Company's and its parent's qualified 401(k) retirement plans.

(2) Includes amounts paid under the Company's profit sharing plans and amounts awarded and paid under the Executive Bonus Plan for Fiscal 1998 and earned and paid under the Executive Bonus Plan for prior fiscal years. See "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS REGARDING EXECUTIVE COMPENSATION."

(3) Includes awards under the Company's patent bonus program of $46,617 in 1998, $45,817 in 1997 and $15,550 in 1996.

(4) Includes a bonus of $44,525 paid upon commencement of employment.

(5) Excludes certain perquisites and other amounts which in the aggregate did not exceed the lesser of $50,000 or 10% of the total annual salary and bonuses for the officer.

(6) Except as otherwise noted, consists of options to purchase shares of the Company's Common Stock under the Company's 1995 Stock Option Plan.

(7) Consists of 500,000 options to purchase shares of the Company's Common Stock granted under the Company's 1995 Stock Option Plan and 150,000 options to purchase shares of the Company's Common Stock granted outside the 1995 Stock Option Plan. See "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS REGARDING EXECUTIVE COMPENSATION- CEO Compensation".

(8) Includes options granted in exchange for previously granted options which were canceled pursuant to an option repricing program implemented in fiscal 1998 in the following amounts: Mr. Adkins, 85,000; and Ms. Bitterli, 35,365. See "OPTION GRANTS IN FISCAL 1998" and footnote 6 thereto. See "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS REGARDING EXECUTIVE COMPENSATION-1998 Stock Option Repricing Program".

(9) Except as otherwise noted, consists of contributions made by the Company under qualified 401(k) retirement plans and cash paid under sabbatical and time-off plans.

(10)   Includes $23,626 relating to interest forgiven by Micron
  Technology, Inc. in February 1997 on indebtedness owed by Mr.
  Oaas and related taxes thereon.  See  DIRECTORS-Certain
  Relationships and Related Transactions .

(11) Includes payment by the Company for relocation costs in the following amounts: Mr. Kocher $54,484; Mr. Klein $38,351; Ms.
  Bitterli  $28,644.

(12)   Includes $686,275 paid to Mr. Daltoso under his
  Severance Agreement with the Company.  See "Employment and
  Severance Arrangements".

                  OPTION GRANTS IN FISCAL 1998

  The following table provides information with respect to stock options granted in fiscal 1998 to each of the Named Executive Officers. In accordance with the rules of the SEC, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective six-year terms based on assumed annual rates of compound stock price appreciation of 0%, 5% and 10% from the dates the options were granted to the end of the respective option terms. Actual gains, if any, on option exercises are dependent on the future performance of the Company s Common Stock and overall market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

                                            Individual Grants
                      -----------------------------------------------------------
                                                                                        Potential Realizable
                                                                                              Value at
                                     Percent of               Market                    Assumed Annual Rates
                      Number of       Total                  Price of                          of Stock
                      Securities      Options     Exercise  Securities                  Price Appreciation for
                      Underlying     Granted to    Price       on                            Option Term
                       Options      Employees in    Per      Date of   Expiration -------------------------------------
   Name               Granted (1)   Fiscal 1998    Share      Grant      Date         0%           5%           10%
--------------------  -----------   ------------  --------  ---------- ----------  ---------   ---------      ---------
Joel J. Kocher           55,515         0.95 %      $ 9.0062   $ 9.0062   1/13/04      $  -      $  170,041   $  385,764
                        344,485(2)      5.90          9.0062     9.0062   1/13/04         -       1,055,147    2,393,769
                        100,000(3)      1.71          9.0062     9.0062   1/13/06         -         430,006    1,029,939
                         75,000(4)      1.28          9.0062     9.0062   1/13/08         -         424,796    1,076,517
                         75,000(4)      1.28          9.0062     9.0062   1/13/08         -         424,796    1,076,517

T. Erik Oaas             30,000(5)      0.51         16.0331    18.8625   9/29/03        84,882     277,334      521,489

Dean A. Klein            50,000(5)      0.86         16.0331    18.8625   9/29/03       141,470     462,223      869,148
                          8,519(5)      0.15         11.7437    11.7437   3/19/04         -          34,025       77,190
                         66,481(5)      1.14          9.9821    11.7437   3/19/04       117,113     382,637      719,496

Michael S. Adkins           644(7)      0.01         18.8625    18.8625   9/29/03         -            -           -
                         49,356(5)(7)   0.84         16.0331    18.8625   9/29/03         -            -           -
                         15,106(6)      0.26         13.0625    13.0625   1/28/03         -           52,371     115,200
                          4,894(6)      0.08         13.0625    13.0625   1/28/03         -           16,967      37,322
                         11,764(6)      0.20         13.0625    13.0625  11/25/02         -           39,128      85,680
                          3,236(6)      0.06         13.0625    13.0625  11/25/02         -           10,763      23,569
                          3,983(6)      0.07         13.0625    13.0625   9/29/03         -           15,991      35,796
                         46,017(6)      0.79         13.0625    13.0625   9/29/03         -          184,755     413,564

Judith A. Bitterli       64,635(5)      1.11         12.0169    14.1375  11/03/03       137,064     448,000     842,523
                         35,365(7)      0.61         14.1375    14.1375  11/03/03         -           -           -
                         35,365(6)      0.61         13.0625    13.0625  11/03/03         -         144,820     324,992
------------------------
Joseph M. Daltoso        30,000(5)      0.51         16.0331    18.8625   9/29/03        84,882     277,334      521,489

-----------------

(1) Unless otherwise noted, options vest over five (5) years in increments of twenty percent (20%) per year. Options granted pursuant to the Company s 1995 Stock Option Plan are granted as incentive stock options ("ISOs") or nonstatutory stock options ("NSOs"). ISOs are granted with an exercise price equal to 100% of the fair market value (as defined in the plan) of the Company s Common Stock on the date of grant. Except as otherwise noted, NSOs granted and set forth in the above table were granted with an exercise price equal to 85% of the fair market value (as defined in the plan) of the Company s Common Stock on the date of grant.

(2)  Represents NSOs granted pursuant to the Company s 1995 Stock
  Option Plan at 100% of fair market value (as defined in the plan).

(3) Represents NSOs granted pursuant to Company's 1995 Stock Option Plan at 100% of fair market value (as defined in the plan).
  These options vest after completion of seven (7) years of employment, subject to early vesting if the Company achieves certain performance goals relating to net profitability, cash flow and revenue growth.

(4) Represents options granted as non-plan grants outside of 1995 Stock Option Plan. These options vest after completion of seven
  (7) years of employment, subject to early vesting if the Company achieves certain financial goals relating to net revenue, gross margin, net income and cash flow.

(5)  Represents NSOs granted pursuant to the Company's 1995 Stock
  Option Plan at 85% of fair market value (as defined in the plan).

(6) Represents options granted as a result of a stock option repricing program pursuant to which certain employees having options granted under the 1995 Stock Option Plan were entitled to elect to cancel and exchange such options for new options having:
  (i) an exercise price of $13.0625, which was the fair market value (as defined in the plan) as of April 3, 1998; and (ii) generally the same terms and conditions, including vesting and expiration terms, as the options canceled and exchanged; provided, however, that the new options could not be exercised until the later of October 5, 1998 or the vesting date applicable under the original grant. See "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS REGARDING EXECUTIVE COMPENSATION-1998 Option Repricing Program".

(7) These options were canceled and exchanged for new options under the stock option repricing program described in footnote
  (6) above.

           AGGREGATED OPTION EXERCISES IN FISCAL 1998
               AND SEPTEMBER 3, 1998 OPTION VALUES

  The following table provides information regarding Company and MTI stock option exercises in fiscal 1998 by the Named Executive
Officers and the value of such officers' unexercised options at September 3, 1998:

                                                  Number of Securities       Value of
                                                      Underlying           Unexercised
                                                     Unexercised           In-The-Money
                                                    Options at Fiscal    Options at Fiscal
                                                        Year-End             Year-End
                                                        --------             --------
                     Shares Acquired      Value      Exercisable (E)/     Exercisable (E)/
    Name             on Exercise        Realized    Unexercisable (U)    Unexercisable (U)
-------------------- ---------------    --------    -----------------    -----------------
Joel J. Kocher            -             -             650,000(U)           $3,245,970

T. Erik Oaas              -             -              31,440(E)(2)           346,565
                                                       73,532(U)(2)            99,943

Dean A. Klein             -             -              61,000(E)              226,515
                                                      194,000(U)              363,608

Michael S. Adkins         -             -              55,073(E)(2)           438,459
                                                      107,610(U)(2)           269,531

Judith A. Bitterli        -             -             100,000(U)              161,332

-------------------------

Joseph M. Daltoso        10,000(1)      211,900        38,000(E)(2)	      429,192
                                                       82,000(U)(2)           231,751

-------------------------

(1)  Reflects exercise of options to purchase MTI Common
  Stock.

(2) Includes options to purchase MTI Common Stock in the following amounts: Mr. Oaas, 18,440 (E), 6,532 (U); Mr.
  Adkins, 46,873 (E), 27,810 (U); and Mr. Daltoso, 25,000 (E),
  15,000 (U).

Compensation of Directors

  Directors of the Company receive no remuneration for their service as directors of the Company. The Company reimburses directors for travel and lodging expenses, if any, incurred in connection with attendance at Board meetings.

Employment and Severance Arrangements

  The Company has entered into employment and severance agreements (the "Agreements") with each of the Named Executive Officers and certain other officers of the Company relating to termination and compensation upon termination of the officer's active employment with the Company. The Agreements supersede and replace prior termination agreements with such officers. The Agreements allow either the Company or the officer to terminate the officer's active employment with the Company for any reason, voluntary or involuntary, with or without cause, by providing notice to that effect in writing. The Agreements provide that during a six-month, one-year or two-year "Transition Period" following termination, the officer will continue to receive all benefits "customarily provided" to such officer while employed including, but not limited to, salary, bonuses, executive bonuses, benefits and continued vesting of any granted stock options. "Customarily provided" refers to Company practices and plans with respect to the officer's benefits and compensation in effect as of the date of termination of the officer's active employment with the Company. However, such terminated officers will not be entitled to any new grants of interest in future executive bonuses, any new grants of stock options, or payment of any compensation under an incentive program that is deferred, due to payment criteria of such incentive program, as those criteria existed as of the date of termination of the officer's active employment with the Company, beyond the Transition Period. Certain officers, not including any of the current Named Executive Officers, have entered into employment and severance agreements which provide for a lump sum payment of six (6) months base salary upon termination, rather than for payments over a Transition Period as provided under the Agreements.

  During fiscal 1998, the following former Named Executive Officers received the above described benefits under the
Agreements: Joseph M. Daltoso, former Chairman and Chief Executive Officer, and Gregory D. Stevenson, former President and Chief Operating Officer and Mr. George A. Haneke, former Senior Vice President, Business Systems Planning. Mr. Daltoso's total cash compensation for fiscal 1998 under his Agreement was $686,275. Mr. Stevenson's total cash compensation for fiscal 1998 under his Agreement was $736,366. Mr. Haneke's total cash compensation for fiscal 1998 under his Agreement was $234,911.

Change of Control Agreements

  A Change of Control, for purposes other than the 1995 Stock Option Plan, shall mean the acquisition by any person or entity of securities of the Company which results in such person or entity owning or controlling more of the combined voting power of the Company than does MTI and owning or controlling more than 35% of the voting securities of the Company or, subject to MTI owning or controlling more than 35% of the securities of the Company, the acquisition by any person or entity of more than 35% of the common stock of MTI.

  Upon a Change of Control of the Company (as defined above), a cash lump-sum payment in the amount equal to the salary payable under the Agreements shall be made to each officer in exchange for any further salary obligations thereunder. In addition, (i) the chief executive officer and each executive vice president and vice president of the Company shall be entitled to receive two years base salary, (ii) each management director of the Company and each subsidiary of the Company and officer of subsidiaries shall receive one year base compensation or total target compensation and (iii) each other employee of the Company and each subsidiary of the Company shall receive six months base salary or total target compensation, in each case if such employee has not received a comparable offer of employment, following such Change of Control. An employee's right to terminate employment under the Agreements shall terminate upon acceptance of such comparable offer of employment. A comparable offer of employment is defined as an agreement providing for responsibilities, status, cash compensation, benefits and location comparable to those in effect before the Change of Control as reasonably determined by the employee (with a term of three years for the chief executive officer and executive vice presidents, two years for the vice presidents and one year for management directors, providing one year's salary and benefits in the event of death and disability and which has severance consisting of continued compensation and benefits through the end of the term).

  The Micron Electronics, Inc. Executive Bonus Plan (the "Executive Bonus Plan") provides that, upon a Change of Control of the Company, the Company shall pay to each eligible executive bonuses allocated, if any, under the Executive Bonus Plan for the current fiscal year at the maximum level established by the Board of Directors as of the most recent allocation and any bonuses that have been awarded for previous years under the Executive Bonus Plan but not previously paid.

  Upon a Change of Control, the Company shall pay all employees such amounts, if any, that are necessary to place such employees in the same after tax position as the employees would have been in had no excise tax been imposed under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code").

  A Change of Control for purposes of the 1995 Stock Option Plan shall mean the acquisition by any person or entity of securities of the Company which results in such person or entity owning or controlling more of the combined voting power of the Company than does MTI and owning or controlling more than 20% of the voting securities of the Company or the acquisition by any person or entity of more than 35% of the Common Stock of MTI. The Micron Electronics, Inc. 1995 Stock Option Plan provides that, in the event of a Change of Control of the Company, the unexercised portion of any options under such plan shall be immediately exercisable.

Compensation Committee Interlocks and Insider Participation

  During fiscal 1998, the Compensation Committee consisted of Jerry M. Hess, Robert A. Lothrop and John R. Simplot, none of whom is an officer or employee of the Company or any of its subsidiaries. During fiscal 1998 Messrs. Hess, Lothrop and Simplot were directors of MTI.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the performance graph on page 18 shall not be incorporated by reference into any such filings.


 REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                REGARDING EXECUTIVE COMPENSATION

Compensation Committee

  During fiscal 1998, the Compensation Committee of the Board of Directors of the Company (the "Committee") was comprised of Messrs. Jerry M. Hess, Robert A. Lothrop and John R. Simplot. On October 1, 1998 Mr. Hess resigned. The Committee met nine (9) times in fiscal 1998 and intends to meet annually or more frequently as the Company's Board of Directors may request.

     The Committee's primary responsibility is to review and establish the compensation of the Company's officers, including salary, bonuses, stock option grants and other compensation. Compensation for the Company's executive officers for fiscal 1998, including base salary, performance bonuses, stock option grants and other compensation, was determined by the Compensation Committee and reviewed by the Company's Board of Directors.

Executive Officer Compensation

  The Company's executive officer compensation programs are described below for the purpose of providing a general understanding of the various components of executive officer compensation. These executive officer compensation programs are designed to attract, retain and reward highly qualified executive officers who are important to the success of the Company and to provide incentives relating directly to the financial performance and long-term growth of the Company. The various components of the Company's executive officer compensation programs are, in most cases, the same as those generally made available to employees of the Company. The following is a summary of the executive officer compensation programs:

Cash Compensation

  Base Salary. The base salary of each executive officer is established primarily upon (i) a review of executive compensation offered by companies generally comparable to the Company, and
(ii) a subjective evaluation of the executive officer's expected contribution to the Company, including individual performance, level of responsibility and technical expertise.

  Performance Bonuses. Cash bonuses to executive officers are intended to reward executive officers for the Company's financial performance and achievement of individual performance goals during the fiscal year and are earned and paid pursuant to the Executive Bonus Plan, which was approved by the Company's shareholders in June 1995. Bonuses awarded under the Executive Bonus Plan are based on (i) after-tax net profit of the Company for the fiscal year, and (ii) achievement of individual performance criteria similar to those utilized to determine the executive officer's base salary.

  Performance bonuses for fiscal 1998 were paid in a lump sum.
Performance bonuses awarded for prior fiscal years are generally payable over a five-year period.

  Profit Sharing. The Company distributes, on a quarterly basis, approximately five percent (5%) of its consolidated quarterly after-tax net profits generally on an equal basis to eligible employees (including executive officers) of the Company and its subsidiaries.

  Incentive Bonuses. From time to time, incentive cash bonuses are approved for payment to employees (including executive officers) for the achievement of milestones, the completion of projects identified as contributing substantially to Company's success and the attainment of technological advances.

Equity Compensation

 To provide long-term incentive to the executive officers and employees of the Company and its subsidiaries, the Company grants incentive and nonstatutory stock options to such persons pursuant to the Company's 1995 Stock Option Plan. Such options provide a link to long-term growth in the value of the Company's Common Stock. The criteria used to determine who receives stock options and the number of stock options granted is generally the same criteria utilized in determining base salary. Stock options granted to employees and executive officers typically have a term of six (6) years and vest twenty percent (20%) each year for five
(5) years from the date of grant.

Other Compensation

  In addition to cash and equity compensation programs, executive officers participate in various other employee benefit plans, including, but not limited to, a time-off plan. Under the time-off plan, full-time employees of the Company and its subsidiaries (including executive officers) are allowed to accumulate a predetermined number of hours based on length of service for vacation, holidays, sick time, emergencies and personal needs. Hours accumulated in excess of 400 hours are paid in cash to the employee. Executive officer participation in various clubs, organizations and associations may also be funded by the Company or its subsidiaries.

CEO Compensation

  Joel J. Kocher is the Chairman of the Board of Directors, President, Chief Executive Officer and Chief Operating Officer of the Company. Mr. Kocher's base compensation is based on an analysis of compensation paid to chief executive officers of comparable companies and on a subjective analysis of Mr. Kocher's experience, level of responsibility and contribution to the Company. In fiscal 1998, Mr. Kocher's annualized base salary was $350,000.

  In October, 1998, pursuant to the Executive Bonus Plan, Mr.
Kocher was awarded and paid $300,000 for fiscal 1998 performance.

  During fiscal 1998, Mr. Kocher was granted options to purchase a total of 650,000 shares of the Company's Common Stock. Of these 650,000 options, 500,000 were granted under the Company's 1995 Stock Option Plan and 150,000 were granted as non-plan grants outside of the 1995 Stock Option Plan. A total of 400,000 of these options vest at a rate of twenty percent (20%) each year for five (5) years from the date of grant. The remaining 250,000 options vest after completion by Mr. Kocher of seven (7) years of employment with the Company, subject to immediate vesting if the Company achieves certain performance criteria relating to net revenue, gross margin, net income and cash balance increases.
The number of shares granted to Mr. Kocher was based upon subjective factors, including his experience and expected contributions to the future success of the Company, and objective factors, including industry practices.

Tax Deductibility of Executive Compensation

  The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code. Section 162(m) limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail, and payments are contingent upon stockholder approval of the compensation arrangement. The Company believes that it is generally in the best interests of its stockholders to structure its compensation plans to achieve maximum deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives. With respect to non-equity compensation arrangements, the Compensation Committee has reviewed the terms of those arrangements likely to be subject to Section 162(m) and believes that at this time the Company is in compliance with Section 162(m). The Company also believes the 1995 Stock Option Plan is in compliance with Section 162(m). The Compensation Committee will continue to monitor compliance with Section 162(m) and will take appropriate action if warranted. Since corporate objectives may not always be consistent with the requirement for full deductibility, it is conceivable that the Company may enter into compensation arrangements under which payments are not deductible under
Section 162(m). Deductibility is not the sole factor used by the Compensation Committee in ascertaining appropriate levels or modes of compensation.

1998 Stock Option Repricing Program

  On March 19, 1998, the Committee approved a stock option repricing program pursuant to which most employees having options granted under the 1995 Stock Option Plan were entitled to elect to cancel and exchange such options for new options having: (i) an exercise price of $13.0625, the average closing price of the Company's Common Stock for the five business days preceding April 3, 1998; and (ii) generally the same terms and conditions, including vesting and expiration terms, as the options surrendered; provided, however, that the new options could not be exercised until the later of October 5, 1998 or the vesting date applicable under the original grant. Options to purchase 2,344,829 shares of Common Stock were exchanged pursuant to the program.

  The Committee believes that stock options are a critical component of the compensation offered by the Company to promote long-term retention of key employees, motivate high levels of performance and recognize employee contributions to the success of the Company. Prior to the repricing, the exercise price of a majority of the outstanding options held by employees was in excess of the market price, and the Committee believed that such options were no longer an effective tool to encourage employee retention or to motivate high levels of performance.

  The repricing program was generally available to all executive officers and employees of the Company. However, the following executive officers and former executive officers did not participate in this repricing program: Joseph M. Daltoso, former Chairman and Chief Executive Officer; T. Erik Oaas, Executive Vice President, Finance, and Chief Financial Officer; George A. Haneke, former Senior Vice President, Business Systems Planning; Nelson L. Hanks, former Vice President, Sales Operations Planning; Dean A. Klein, Executive Vice President, Product Development and Chief Technical Officer; Joel J. Kocher, Chairman, President, Chief Executive Officer and Chief Operating Officer; Brian C. Klene, former Executive Vice President, Sales and Marketing; Gene P. Thomas, former Vice President, Consumer and Small Business Sales; and Gregory D. Stevenson, former President and Chief Operating Officer.

  The following table summarizes the repricing of any stock options granted to any executive officer of the Company during the past ten fiscal years.

                                                Ten-Year Option/SAR Repricings
                                                                                                                   Length of
		                                Number of                                                       Original Option
                                                Securities                      Market Price of                       Term
                                                Underlying     Stock at Time   Exercise Price At                  Remaining at
                                               Options/SARS         Of             Time of                           Date of
                                                Repriced or    Repricing or      Repricing or      New Exercise     Repricing
Name                           Date               Amended        Amendment         Amendment            Price        Amendment
--------------------------------------------------------------------------------------------------------------------------------

Michael S. Adkins              4/3/1998          13,420         $13.0625         $16.3375            $13.0625  4 years 7 months
Senior Vice President,         4/3/1998           1,580          13.0625          13.8869             13.0625  4 years 7 months
  Manufacturing                4/3/1998           9,458          13.0625          21.9625             13.0625  4 years 9 months
                               4/3/1998          10,542          13.0625          18.6681             13.0625  4 years 9 months
                               4/3/1998             644          13.0625          18.8625             13.0625  5 years 5 months
                               4/3/1998          49,356          13.0625          16.0331             13.0625  5 years 5 months

Steven P. Arnold               4/3/1998          19,320         13.0625           21.9625             13.0625  5 years 5 months
Vice President, Legal,         4/3/1998             680         13.0625           18.6681             13.0625  5 years 5 months
  General Counsel              4/3/1998           2,576         13.0625           18.8625             13.0625  4 years 9 months
                               4/3/1998          27,424         13.0625           16.0331             13.0625  4 years 9 months

Nemo C. Azamian                4/3/1998          37,310         13.0625           13.4000             13.0625  5 years 10 months
Vice President, Service
  and Support

Judith A. Bitterli             4/3/1998          35,365        13.0625            14.1375             13.0625  5 years 7 months
Vice President and
  General Manager, Web

Savino R. Ferrales             4/3/1998          37,735        13.0625            13.2500             13.0625  5 years 10 months
Senior Vice President
  Worldwide Marketing

Mark Gonzales                  4/3/1998          38,075        13.0625            13.1312             13.0625  5 years 10 months
Vice President,
  Worldwide Marketing

Steven H. Laney                4/3/1998          18,489        13.0625            21.9625             13.0625  4 years 9 months
Vice President,                4/3/1998           1,511        13.0625            18.6681             13.0625  4 years 9 months
  Investor Relations           4/3/1998             644        13.0625            18.8625             13.0625  5 years 5 months
                               4/3/1998          29,356        13.0625            16.0331             13.0625  5 years 5 months

Roderic W. Lewis               4/3/1998           5,791        13.0625            18.7250             13.0625  2 years 4 months
Former Vice President,         4/3/1998          54,209        13.0625            15.9160             13.0625  2 years 4 months
  Legal, General Counsel

JoAnne S. Pfeifer              4/3/1998          15,000        13.0625            18.7250             13.0625  2 years 4 months
Vice President,                4/3/1998           7,990        13.0625            21.9625             13.0625  4 years 9 months
  Administration, Corporate    4/3/1998          12,010        13.0625            18.6681             13.0625  4 years 9 months
  Secretary                    4/3/1998             644        13.0625            18.8625             13.0625  5 years 5 months
                               4/3/1998          29,356        13.0625            16.0331             13.0625  5 years 5 months

                              Compensation Committee of the Board
                              of Directors

                              Robert A. Lothrop
                              John R. Simplot

                       PERFORMANCE GRAPH

  The following graph compares the cumulative total shareholder return on the Company's Common Stock for the period from August 31, 1993 through August 31, 1998 with the cumulative total return for the same period as (i) the Center for Research in Securities Prices ( CRSP ) Total Return Index for The Nasdaq Stock Market (US Companies) and (ii) the CRSP Total Return Index for Nasdaq Computer Manufacturer Stocks. These indices are prepared and made available to the public by the Center for Research in Securities Prices at the University of Chicago. Upon the Effective Time of the Merger, the Company's fiscal year became a 52 or 53 week period ending on the Thursday closest to August 31, which corresponded to the fiscal years of Micron Computer, Inc. and former MCMS. Accordingly, the last trading day of the Company's fiscal year varies. For consistent presentation and a more meaningful comparison to the indices shown herein, the Company's stock performance graph was plotted assuming an August 31 fiscal year-end. These comparisons assume an investment of $100 at the commencement of the period and the reinvestment of dividends paid during the period, as applicable. On October 17, 1994, the Company, then known as ZEOS International, Ltd., announced its intent to merge with Micron Computer, Inc. and former MCMS. The Merger was effective on April 7, 1995.

  Note: Management cautions that the stock price performance information shown in the graph below may not be indicative of current stock price levels or future stock price performance.

The performance graph was plotted using the following data:

                                Year Ending August 31
                         1993  1994  1995  1996   1997  1998

Micron Electronics,      $100  96    554   488    502    362
Inc.
CRSP Total Return Index
for The Nasdaq Stock     100   104   140   158    221    210
 Market (US Companies)
CRSP Total Return Index
for Nasdaq Computer      100   104   183   218    346    422
 Manufacturer Stocks

                          PROPOSAL ONE:
                      ELECTION OF DIRECTORS

  The Company's Board of Directors has fixed the authorized number of directors at five (5), and it is contemplated that a board of five (5) directors will be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the Proxies received by them for the five (5) nominees named below, all of whom are presently directors of the Company and are identified in the proxy statement under "DIRECTORS". In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the Proxies will be voted for any nominee whom shall be designated by the present Board of Directors to fill the vacancy or for the balance of those nominees named without a substitute. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all Proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of shareholders and until such person's successor has been duly elected and qualified, or until such person s earlier death, resignation, removal or disqualification. Officers are appointed by the Board of Directors and serve at the discretion of the Board.

  The Board's nominees for re-election at the Annual Meeting are Steven R. Appleton, Joel J. Kocher, Robert A. Lothrop, T. Erik
Oaas and John R. Simplot. The Board recommends a vote "FOR" the election of each of the foregoing nominees.

  The five (5) nominees receiving the highest number of affirmative votes of the shares of the Company's Common Stock entitled to vote on this matter shall be elected as the directors.

                          PROPOSAL TWO:
      TO RATIFY THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  The Board of Directors has appointed PricewaterhouseCoopers L.L.P., independent accountants, to audit the consolidated financial statements of the Company for the fiscal year ending September 2, 1999, and recommends that shareholders vote "FOR" ratification of such appointment.

  The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock present or represented and voting at the Annual Meeting will be required for ratification of such appointment. In the event that the shareholders fail to ratify such appointment, the Board of Directors will reconsider its selection.

  Representatives of PricewaterhouseCoopers L.L.P. are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

                          OTHER MATTERS

  The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying form of Proxy will vote, in their discretion, the shares of the Company's Common Stock they represent.

           TELEPHONE AND INTERNET VOTING ALTERNATIVES

  For Shares Registered Directly in the Name of Shareholder. Shareholders with shares registered directly with Norwest Bank Minnesota, N.A. may vote telephonically by calling Norwest Bank at (800) 240-6326. Votes submitted by telephone through the Norwest Bank program must be received by noon Central Time on November 20, 1998.

  For Shares Registered in the Name of a Brokerage Firm or Bank. A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and internet voting alternatives. This program is different from the program offered by Norwest Bank for telephonic voting of shares registered in the name of the shareholder. If your shares are held in an account at a brokerage firm participating in the ADP program, you may vote those shares telephonically by calling the telephone number or accessing the internet site referenced in your voting form.
Votes submitted electronically via the internet or by telephone through the ADP program must be received by midnight, Eastern Time on November 20, 1998.

  The internet voting procedures are designed to authenticate shareholder identities, to allow shareholders to give their voting instructions and to confirm that the shareholders instructions have been recorded properly. The Company has been advised by counsel that the telephone and internet voting procedures available through Norwest Bank are consistent with the requirements of applicable law. Shareholders voting via the internet should understand that there may be costs associated with electronic access, such as usage charges from internet access providers and telephone companies, that must be borne by the shareholder.

  The giving of a Proxy will not affect your right to vote in person should you decide to attend the Annual Meeting. Shareholders holding shares in the name of a broker or other nominee who wish to vote in person at the Annual Meeting are requested to bring a statement from the broker or nominee confirming ownership of the Company's Common Stock.

        DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR
               1999 ANNUAL MEETING OF SHAREHOLDERS

  In order to be included in the proxy statement and form of proxy relating to the Company's 1999 Annual Meeting of Shareholders, proposals of shareholders of the Company that are intended to be presented at such meeting must be received by the Company no later than July 3, 1999, and must otherwise be in compliance with applicable laws and regulations and the Bylaws of the Company.

                          THE MICRON ELECTRONICS, INC. BOARD OF
DIRECTORS
Dated: October 30, 1998

                              October ___, 1998

Securities and Exchange Commission
450 Fifth Street, M.S. 1-2
N.W. Washington, D.C. 20549

  Re:                            Micron Electronics, Inc. 1998
Definitive Proxy Materials

Dear Ladies and Gentlemen:

     On behalf of Micron Electronics, Inc. (the "Company"), transmitted herewith for filing is the definitive copy of the Company's 1998 Notice of Annual Meeting of Shareholders, Proxy Statement and form of Proxy. Proxy materials are being sent to shareholders on or about October 30, 1998.

     If you have questions, please contact the undersigned at
(208) 898-4026. We are requesting a return copy via CompuServe for our records.

                            Best regards,



                            JoAnne S. Pfeifer
                            Vice President, Administration,
Corporate Secretary

JSP/sm

Enclosures